Exhibit 16.1

Accountants and Business Advisors
April 14, 2006
Securities and Exchange Commission
Office of the Chief Accountant
450 Fifth Street, Northwest
Washington, D.C. 20549

Re:	Verso Technologies, Inc.
File No. 0-22190
Dear Sir or Madam:
We have read Item 4.01 of the Form 8-K of Verso Technologies, Inc. dated April 14, 2006, and agree with the statements concerning our Firm contained therein.
Very truly yours,
Marquis One, Suite 300
245 Peachtree Center Avenue
Atlanta, GA 30303
T 404.330.2000
F 404.330.2047
W www.grantthornton.com
Grant Thornton LLP
US Member of Grant Thornton International